EXHIBIT 99.77C
Bond Fund

Lincoln National Bond Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             53,546,746  51,330,642  91.27%    4.59%   0.00%
Kelly D Clevenger               53,546,746  51,330,642  91.53%    4.33%   0.00%
Nancy L. Frisby                 53,546,746  51,330,642  91.94%    3.92%   0.00%
Barbara S. Kowalczyk            53,546,746  51,330,642  91.50%    4.36%   0.00%
Kenneth G. Stella               53,546,746  51,330,642  91.74%    4.12%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
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2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               53,546,746 51,330,642  83.71%   8.37%   3.78%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  53,546,746 51,330,642  77.87%  14.21%   3.78%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     53,546,746 51,330,642  83.00%   8.76%   4.10%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          53,546,746 51,330,642  81.97%   9.04%   4.85%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          53,546,746 51,330,642  81.43%   9.49%   4.94%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         53,546,746 51,330,642  81.61%   9.37%   4.88%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           53,546,746 51,330,642  82.11%   8.89%   4.86%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           53,546,746 51,330,642  81.43%   9.56%   4.87%
    5F) Amendment to Fundamental Restrictions on Lending.                              53,546,746 51,330,642  81.22%   9.57%   5.08%
    5G) Amendment to Fundamental Restrictions on Diversification.                      53,546,746 51,330,642  81.92%   9.13%   4.81%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  53,546,746 51,330,642  79.44%  11.59%   4.83%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           53,546,746 51,330,642  78.92%  12.09%   4.85%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 53,546,746 51,330,642  78.27%  12.46%   5.13%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               53,546,746 51,330,642  77.99%  12.59%   5.28%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 53,546,746 51,330,642  78.22%  12.70%   4.94%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   53,546,746 51,330,642  79.03%  11.96%   4.87%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               53,546,746 51,330,642  79.30%  11.64%   4.92%
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